EXHIBIT 10.5

ADDENDUM TO AGREEMENT DATED April 7th, 2022, BETWEEN ACORN MANAGEMENT PARTNERS AND GZ6G TECHNOLOGIES CORP.

CHANGE IN PAYMENT COMPENSATION FOR FIRST PERIOD (6 Months)

ACORN MANAGEMENT PARTNERS has granted GZ6G TECHNOLOGIES CORP a change in compensation terms for the FIRST PERIOD (6 Months). Under the NEW agreed upon terms, ACORN MANAGEMENT PARTNERS has agreed to forgo the monthly cash component in exchange for 383,000 shares of 144 Restricted Stock.

COMPENSATION AND PAYMENT OF EXPENSES FORGIVEN IN EXCHANGE FOR 383,000 SHARES OF RESTRICTED 144 COMMON SHARES.

ORIGINAL TERMS BELOW

In consideration of the Services, the Company agrees to pay to the Consultant the following fees:

•	First Period (6 Months) (April 8, 2022 – October 8th, 2022)

Cash: $11,500 per month

Stock: $60,000 of Restricted Shares of the company, with the number of Restricted Shares of the company determined by dividing $60,000 by the closing price on the prior day to the execution of contract (issued and sent within 5 days of the execution and sent to the address in set forth below)

Termination. The Agreement may be terminated at any time by either party for convenience, upon delivery of written notice to the other party. If the Agreement is terminated by the Company before the end of any period, then the Consultant shall be entitled to receive the entire compensation for the complete period. After such termination of the Agreement, Consultant shall not be entitled to any compensation for any periods that have not started following the date of termination.

(Signatures on next page)

GZ6G Technologies Corp. Correction Authorized:

/s/ William Coleman Smith
Signature

William Coleman Smith	CEO
Name	Title

Acorn Management Partners Authorized Signature:

/s/ Greg Lowe	President
Greg Lowe

7/6/2022

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